UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2009

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On May 19, 2009, the Board of Directors of Southwestern Energy Company (the “Company”) promoted Steven L. Mueller, age 56, to President and Chief Executive Officer of the Company effective May 19, 2009 (the “Effective Date”). Harold M. Korell, the Company’s previous Chief Executive Officer, was also appointed to serve as Executive Chairman of the Company’s Board of Directors until his retirement no earlier than the end of the first quarter of 2010, after which he will become the non-executive Chairman of the Board.  At the 2010 Annual Meeting of Shareholders, Mr. Korell will seek re-election to the Board.  The Company issued a press release announcing these management changes on May 19, 2009, a copy of which is attached hereto as Exhibit 99.1.

Mr. Mueller is a graduate of the Colorado School of Mines, with over 30 years of experience in the oil and gas industry.  From June 2008 through the Effective Date, Mr. Mueller served as the President and Chief Operating Officer of the Company.  From September 2007 to June 2008, Mr. Mueller served as the Executive Vice President of CDX Gas, LLC.  Prior to that, he was employed with The Houston Exploration Company, where he was the Executive Vice President and Chief Operating Officer from November 2004 through June 2007 and the Senior Vice President and GM Onshore from September 2001 through November 2004.

The compensation arrangements for fiscal year 2009 for each of Messrs. Korell and Mueller, as disclosed in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 30, 2009, remain in effect and no additional arrangements have been entered in connection with these appointments.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: May 20, 2009	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 19, 2009.